Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Third Quarter 2018 Results

•	Strong bookings of $8.7 billion; book-to-bill ratio of 1.28

•	Net sales of $6.8 billion, up 8.3 percent

•	EPS from continuing operations of $2.25, up 14.2 percent

•	Updated full-year 2018 guidance
__________________________________________________________________________________________________

WALTHAM, Mass., (October 25, 2018) - Raytheon Company (NYSE: RTN) today announced net sales for the third quarter 2018 of $6.8 billion, up 8.3 percent compared to $6.3 billion in the third quarter 2017. Third quarter 2018 EPS from continuing operations was $2.25 compared to $1.97 in the third quarter 2017. The increase in the third quarter 2018 EPS from continuing operations was primarily driven by operational improvements, and lower taxes primarily associated with tax reform. This was partially offset by the previously disclosed non-operating expense associated with the pension plan annuity transaction, which had an unfavorable $0.80 per share impact.
“I‘m pleased with the company’s operating performance in the third quarter. We delivered bookings, sales, EPS and cash flow ahead of our expectations,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “Strong domestic and international bookings throughout the year drove record backlog and positions us well for continued growth in 2019.”
Operating cash flow from continuing operations for the third quarter 2018 was an outflow of $444 million compared to an inflow of $382 million for the third quarter 2017. The decrease in operating cash flow from continuing operations in the third quarter 2018 was primarily due to the previously disclosed $1.25 billion pretax discretionary pension contribution, partially offset by lower net cash taxes.
In the third quarter 2018, the company repurchased 0.6 million shares of common stock for $125 million. Year-to-date 2018, the company repurchased 4.5 million shares of common stock for $925 million.
The company had bookings of $8.7 billion in the third quarter 2018, resulting in a book-to-bill ratio of 1.28. Third quarter 2017 bookings were $7.0 billion.

Summary Financial Results

	3rd Quarter		%	Nine Months		%
($ in millions, except per share data)	2018	2017	Change	2018	2017	Change

Bookings	$8,710	$6,957	25.2%	$23,715	$19,177	23.7%
Net Sales	$6,806	$6,284	8.3%	$19,698	$18,565	6.1%
Income from Continuing Operations attributable to Raytheon Company[1]	$644	$573	12.4%	$2,077	$1,629	27.5%
EPS from Continuing Operations[1]	$2.25	$1.97	14.2%	$7.23	$5.59	29.3%
Operating Cash Flow from Continuing Operations[2]	$(444)	$382		$995	$1,123
Workdays in Fiscal Reporting Calendar	63	62		191	190
1 As previously disclosed, in the third quarter 2018, some of the company’s pension plans purchased a group annuity contract to transfer $923 million of outstanding pension benefit obligations related to certain U.S. retirees and beneficiaries of the company’s previously discontinued operations. In connection with this transaction, the company recognized a non-cash, non-operating pension settlement charge of $288 million pretax, $228 million after tax, primarily related to the accelerated recognition of actuarial losses in those plans. Third quarter and nine months 2018 EPS from Continuing Operations included an unfavorable $0.80 and $0.79 impact, respectively, related to the settlement charge.

2 As previously disclosed, the company made a $1.25 billion pretax discretionary pension plan contribution in the third quarter 2018.

Backlog at the end of the third quarter 2018 was a record $41.6 billion, an increase of $4.9 billion or 13.4 percent compared to the end of the third quarter 2017.

Backlog
	Period Ending
($ in millions)	Q3 2018	Q3 2017	2017
Backlog	$41,599	$36,676	$38,210
Outlook
The company has updated its financial outlook for 2018. Charts containing additional information on the company’s 2018 outlook are available on the company’s website.

2018 Financial Outlook
	Current	Prior (7/26/18)
Net Sales ($B)	27.0 - 27.3*	26.7 - 27.2
Deferred Revenue Adjustment ($M)	(10)	(10)
Amortization of Acquired Intangibles ($M)	(118)	(118)
FAS/CAS Operating Adjustment ($M)[1]	1,430*	1,416
Retirement Benefits Non-service Expense, non-operating ($M)[2]	(1,232)*	(1,246)
Interest Expense, net ($M)	(165) - (170)*	(180) - (185)
Diluted Shares (M)	~287	~287
Effective Tax Rate	~10.5%	~10.5%
EPS from Continuing Operations	$10.01 - $10.11*	$9.77 - $9.97
Operating Cash Flow from Continuing Operations ($B)	2.6 - 3.0	2.6 - 3.0
*Denotes change from prior guidance
[1]The full-year 2018 FAS/CAS Operating Adjustment had a $14 million ($0.04 per share) favorable adjustment, of which approximately $11 million ($0.03 per share) was recorded in the third quarter 2018 and approximately $3 million ($0.01 per share) is expected to be recorded in the fourth quarter 2018. This is due to the update in the third quarter 2018 of the actuarial estimates for pension and other postretirement benefit plans.

[2]The full-year 2018 Retirement Benefits Non-service Expense had a $14 million ($0.04 per share) favorable adjustment, all of which was recorded in the third quarter 2018. This is due to the update in the third quarter 2018 of the actuarial estimates for pension and other postretirement benefit plans.

Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint™.

Integrated Defense Systems
	3rd Quarter			Nine Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,493	$1,391	7%	$4,496	$4,251	6%
Operating Income	$241	$231	4%	$776	$688	13%
Operating Margin	16.1%	16.6%		17.3%	16.2%
Integrated Defense Systems (IDS) had third quarter 2018 net sales of $1,493 million, up 7 percent compared to $1,391 million in the third quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales from an international Patriot® program awarded in the first quarter 2018.
IDS recorded $241 million of operating income in the third quarter 2018 compared to $231 million in the third quarter 2017. The increase in operating income for the quarter was primarily driven by a favorable change in program mix and higher volume, partially offset by lower net program efficiencies.
During the quarter, IDS booked $1.3 billion to provide advanced Patriot air and missile defense capabilities for Poland. IDS also booked $191 million for the Forward Expeditionary Advanced Vehicle Radar (FEAVR) program for the U.S. Army and $75 million for a lightweight torpedo program for the U.S. Navy and international customers.

Intelligence, Information and Services
	3rd Quarter			Nine Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,742	$1,543	13%	$5,011	$4,605	9%
Operating Income	$149	$112	33%	$394	$338	17%
Operating Margin	8.6%	7.3%		7.9%	7.3%
Intelligence, Information and Services (IIS) had third quarter 2018 net sales of $1,742 million, up 13 percent compared to $1,543 million in the third quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs in both the cyber and space business areas, the Development, Operations and Maintenance (DOMino) cyber program, and the Warfighter FOCUS program.
IIS recorded $149 million of operating income in the third quarter 2018 compared to $112 million in the third quarter 2017. The increase in operating income for the quarter was primarily driven by higher net program efficiencies and higher volume.
During the quarter, IIS booked $787 million on a number of classified contracts. IIS also booked $299 million on domestic and foreign training programs in support of Warfighter FOCUS activities; $108 million to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force; and $99 million on the Air and Space Operations Center Weapon System (AOC WS) program for the U.S. Air Force.

Missile Systems
	3rd Quarter			Nine Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$2,082	$1,945	7%	$5,981	$5,602	7%
Operating Income	$257	$280	(8)%	$700	$732	(4)%
Operating Margin	12.3%	14.4%		11.7%	13.1%
Missile Systems (MS) had third quarter 2018 net sales of $2,082 million, up 7 percent compared to $1,945 million in the third quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs.
MS recorded $257 million of operating income in the third quarter 2018 compared to $280 million in the third quarter 2017. The decrease in operating income for the quarter was primarily due to lower net program efficiencies, partially offset by higher volume.
During the quarter, MS booked $499 million for Phalanx® Close-In Defense Systems (CIDS); $424 million for Standard Missile-6 (SM-6®); $115 million for Javelin; $113 million on the High-speed Unmanned Long-range Kinetic-kill (HULK) program; $89 million for Paveway™; $84 million for Horizontal Technology Integration (HTI) forward looking infrared kits; and $84 million for Rolling Airframe Missile (RAM™). MS also booked $155 million on a number of classified contracts.

Space and Airborne Systems
	3rd Quarter			Nine Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,695	$1,597	6%	$4,868	$4,760	2%
Operating Income	$223	$212	5%	$622	$620	-
Operating Margin	13.2%	13.3%		12.8%	13.0%
Space and Airborne Systems (SAS) had third quarter 2018 net sales of $1,695 million, up 6 percent compared to $1,597 million in the third quarter 2017. The increase in net sales for the quarter was driven by higher net sales on surveillance and targeting systems programs.
SAS recorded $223 million of operating income in the third quarter 2018 compared to $212 million in the third quarter 2017. The increase in operating income for the quarter was primarily due to higher volume.
During the quarter, SAS booked $282 million on the Multi-Spectral Targeting System (MTS) for the U.S. Air Force; $136 million on the Next Generation Jammer (NGJ) program for the U.S. Navy; $103 million for Active Electronically Scanned Array (AESA) radars for the U.S. Air Force; and $92 million for radar components for the U.S. Navy. SAS also booked $374 million on a number of classified contracts.

Forcepoint
	3rd Quarter			Nine Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$173	$170	2%	$462	$452	2%
Operating Income	$18	$23	(22)%	$3	$41	(93)%
Operating Margin	10.4%	13.5%		0.6%	9.1%
Forcepoint had third quarter 2018 net sales of $173 million, up 2 percent compared to $170 million in the third quarter 2017.
Forcepoint recorded $18 million of operating income in the third quarter 2018 compared to $23 million in the third quarter 2017. As expected, the decrease in operating income for the quarter was primarily driven by higher operating costs.

About Raytheon
Raytheon Company, with 2017 sales of $25 billion and 64,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 96 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5I™ products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.

Conference Call on the Third Quarter 2018 Financial Results
Raytheon’s financial results conference call will be held on Thursday, October 25, 2018 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 588-8312 in the U.S. or (409) 220-9941 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; the ability to obtain timely U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements, including with respect to the provisional impact of the Tax Cuts and Jobs Act of 2017; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Third Quarter 2018
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Net sales	$6,806	$6,284	$19,698	$18,565
Operating expenses
Cost of sales	4,871	4,468	14,180	13,355
General and administrative expenses	752	688	2,194	2,079
Total operating expenses	5,623	5,156	16,374	15,434
Operating income	1,183	1,128	3,324	3,131
Non-operating (income) expense, net
Retirement benefits non-service expense	516	270	993	683
Interest expense	45	48	138	157
Interest income	(6)	(4)	(21)	(14)
Other (income) expense, net	(8)	(2)	(6)	26
Total non-operating (income) expense, net	547	312	1,104	852
Income from continuing operations before taxes	636	816	2,220	2,279
Federal and foreign income taxes	(5)	248	165	667
Income from continuing operations	641	568	2,055	1,612
Income (loss) from discontinued operations, net of tax	—	(1)	—	2
Net income	641	567	2,055	1,614
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(3)	(5)	(22)	(17)
Net income attributable to Raytheon Company	$644	$572	$2,077	$1,631

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.25	$1.97	$7.24	$5.59
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.25	1.97	7.23	5.60

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.25	$1.97	$7.23	$5.59
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.25	1.97	7.23	5.60

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$644	$573	$2,077	$1,629
Income (loss) from discontinued operations, net of tax	—	(1)	—	2
Net income	$644	$572	$2,077	$1,631

Average shares outstanding
Basic	285.7	290.7	287.2	291.6
Diluted	286.0	291.0	287.5	291.9

Attachment B
Raytheon Company
Preliminary Segment Information
Third Quarter 2018
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Integrated Defense Systems	$1,493	$1,391	$241	$231	16.1%	16.6%
Intelligence, Information and Services	1,742	1,543	149	112	8.6%	7.3%
Missile Systems	2,082	1,945	257	280	12.3%	14.4%
Space and Airborne Systems	1,695	1,597	223	212	13.2%	13.3%
Forcepoint	173	170	18	23	10.4%	13.5%
Eliminations	(377)	(355)	(45)	(39)
Total business segment	6,808	6,291	843	819	12.4%	13.0%
Acquisition Accounting Adjustments	(2)	(7)	(30)	(39)
FAS/CAS Operating Adjustment	—	—	365	348
Corporate	—	—	5	—
Total	$6,806	$6,284	$1,183	$1,128	17.4%	18.0%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Integrated Defense Systems	$4,496	$4,251	$776	$688	17.3%	16.2%
Intelligence, Information and Services	5,011	4,605	394	338	7.9%	7.3%
Missile Systems	5,981	5,602	700	732	11.7%	13.1%
Space and Airborne Systems	4,868	4,760	622	620	12.8%	13.0%
Forcepoint	462	452	3	41	0.6%	9.1%
Eliminations	(1,110)	(1,077)	(126)	(113)
Total business segment	19,708	18,593	2,369	2,306	12.0%	12.4%
Acquisition Accounting Adjustments	(10)	(28)	(97)	(123)
FAS/CAS Operating Adjustment	—	—	1,072	978
Corporate	—	—	(20)	(30)
Total	$19,698	$18,565	$3,324	$3,131	16.9%	16.9%

Attachment C
Raytheon Company
Other Preliminary Information
Third Quarter 2018
(In millions)

Backlog			30-Sep-18	31-Dec-17

Integrated Defense Systems			$11,148	$9,186
Intelligence, Information and Services			6,563	6,503
Missile Systems			13,906	13,426
Space and Airborne Systems			9,483	8,611
Forcepoint			499	484
Total backlog			$41,599	$38,210

	Three Months Ended		Nine Months Ended
Bookings	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Total bookings	$8,710	$6,957	$23,715	$19,177

	Three Months Ended		Nine Months Ended
General and Administrative Expenses	30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Administrative and selling expenses	$533	$510	$1,601	$1,547
Research and development expenses	219	178	593	532
Total general and administrative expenses	$752	$688	$2,194	$2,079

Cash, Cash Equivalents and Restricted Cash			30-Sep-18	31-Dec-17

Cash and cash equivalents			$2,073	$3,103
Restricted cash			12	12
Cash, cash equivalents and restricted cash shown in Attachment E			$2,085	$3,115

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Third Quarter 2018
(In millions)

	30-Sep-18	31-Dec-17

Assets
Current assets
Cash and cash equivalents	$2,073	$3,103
Short-term investments	—	297
Receivables, net	1,527	1,324
Contract assets	5,715	5,247
Inventories	804	594
Prepaid expenses and other current assets	516	761
Total current assets	10,635	11,326

Property, plant and equipment, net	2,639	2,439
Goodwill	14,865	14,871
Other assets, net	1,995	2,224
Total assets	$30,134	$30,860

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commercial paper	$300	$300
Contract liabilities	2,931	2,927
Accounts payable	1,392	1,519
Accrued employee compensation	1,252	1,342
Other current liabilities	1,281	1,260
Total current liabilities	7,156	7,348

Accrued retiree benefits and other long-term liabilities	6,355	8,287
Long-term debt	4,753	4,750

Redeemable noncontrolling interest	560	512

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss(1)	(8,413)	(7,935)
Retained earnings(1)	19,720	17,895
Total Raytheon Company stockholders’ equity	11,310	9,963
Noncontrolling interests in subsidiaries	—	—
Total equity	11,310	9,963
Total liabilities, redeemable noncontrolling interest and equity	$30,134	$30,860

(1)
In the first quarter 2018 we adopted ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. As a result, we reclassified $1,451 million from accumulated other comprehensive loss to retained earnings related to the reclassification of stranded income tax effects of the Tax Cuts and Jobs Act of 2017.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Third Quarter 2018
(In millions)
	Nine Months Ended
	30-Sep-18	1-Oct-17

Cash flows from operating activities
Net income	$2,055	$1,614
(Income) loss from discontinued operations, net of tax	—	(2)
Income from continuing operations	2,055	1,612
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	417	401
Stock-based compensation	137	127
Loss on repayment of long-term debt	—	39
Deferred income taxes	(16)	(137)
Changes in assets and liabilities
Receivables, net	(205)	(226)
Contract assets and contract liabilities	(468)	(962)
Inventories	(212)	(83)
Prepaid expenses and other current assets	72	148
Income taxes receivable/payable	194	66
Accounts payable	(64)	(191)
Accrued employee compensation	(91)	(68)
Other current liabilities	(44)	35
Accrued retiree benefits	(748)	452
Other, net	(32)	(90)
Net cash provided by (used in) operating activities from continuing operations	995	1,123
Net cash provided by (used in) operating activities from discontinued operations	1	(1)
Net cash provided by (used in) operating activities	996	1,122
Cash flows from investing activities
Additions to property, plant and equipment	(546)	(323)
Proceeds from sales of property, plant and equipment	—	31
Additions to capitalized internal use software	(42)	(49)
Purchases of short-term investments	—	(399)
Maturities of short-term investments	309	517
Payments for purchases of acquired companies, net of cash received	—	(93)
Proceeds from sale of business, net of transaction costs	11	—
Other	(9)	(2)
Net cash provided by (used in) investing activities	(277)	(318)
Cash flows from financing activities
Dividends paid	(728)	(679)
Net borrowings (payments) on commercial paper	—	300
Repayments of long-term debt	—	(591)
Loss on repayment of long-term debt	—	(38)
Repurchases of common stock under share repurchase programs	(925)	(700)
Repurchases of common stock to satisfy tax withholding obligations	(91)	(84)
Contribution from noncontrolling interests in Forcepoint	—	8
Other	(5)	—
Net cash provided by (used in) financing activities	(1,749)	(1,784)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,030)	(980)
Cash, cash equivalents and restricted cash at beginning of the year	3,115	3,303
Cash, cash equivalents and restricted cash at end of period	$2,085	$2,323

Attachment F
Raytheon Company
Supplemental EPS Information
Third Quarter 2018
(In millions, except per share amounts)

Three Months Ended	Nine Months Ended
30-Sep-18	1-Oct-17	30-Sep-18	1-Oct-17

Per share impact of the pension settlement charge (A)	$0.80	$—	$0.79	$—

(A)	Pension settlement charge	$288	$—	$288	$—
Tax effect (at 21% statutory rate)	(60)	—	(60)	—
After-tax impact	228	—	228	—
Diluted shares	286.0	—	287.5	—
Per share impact	$0.80	$—	$0.79	$—